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                                   EXHIBIT 3.2

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                                                                          PAGE 1


       I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

        "PALIGENT INC.", A DELAWARE CORPORATION,

        WITH AND INTO "HEAVENLYDOOR. COM, INC." UNDER THE NAME OF

"PALIGENT INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE

LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS

OFFICE THE TWENTY-EIGHTH DAY OF DECEMBER, A.D. 2000, AT 9:01

O'CLOCK A.M.

       AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF

       AFORESAID CERTIFICATE OF OWNERSHIP IS THE THIRTY-FIRST DAY

       DECEMBER, A.D. 2000, AT 5 O'CLOCK P.M.

       A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



                                                            /s/
                                                         -----------------------
                                                              SECRETARY OF STATE

2297054 BlOOM                                            AUTHENTICATION: 0894038

010001690                                                       DATE: 01--04--01


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STATE OF DELAWARE SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:01 AM 12/28/2000
010001690-- 2297054




                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                                  PALIGENT INC.
                                      INTO
                             HEAVENLYDOOR.COM, INC.



     FIRST: HEAVENLYDOOR.COM, INC., A Delaware corporation (the "Corporation") owns all of the outstanding shares of Paligent Inc., a Delaware corporation (the "Subsidiary").

     SECOND: On December 21, 2000, in accordance with the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), the Board of Directors of the Corporation adopted the following resolutions to merge the Subsidiary into the Corporation:

          RESOLVED, that, effective at 5 p.m. on December 31, 2000, the Subsidiary be merged with and into the Corporation in accordance with
     Section 253 of the DGCL and that the Corporation be the surviving corporation in the Merger; and it is further

          RESOLVED, that, upon the effectiveness of the Merger, the Corporation shall assume all of the liabilities and obligations of the Subsidiary; and it is further

          RESOLVED, that, upon the effectiveness of the Merger, the name of the Corporation shall be changed to Paligent Inc., and Article FIRST of the Certificate of Incorporation of the Corporation shall be amended in its entirety to read as follows:

               FIRST: The name of the Corporation is Paligent Inc. (the "Corporation").

     ; and it is further

          RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to execute and file, in accordance with Section 253 of the DGCL, a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware that, among other things, sets forth a copy of these resolutions and the date of adoption thereof; and it is further




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          RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized, directed and empowered to execute and deliver all such other documents or instruments necessary, appropriate or desirable for the implementation of the foregoing resolutions, and to do and perform such other acts and things as they or any of them determine, in their or his sole discretion, to be necessary, appropriate or desirable to carry out any of the foregoing resolutions, any such determination to be conclusively evidenced by the execution and delivery of any such document or instrument or the doing or performing of any such act or thing.

     THIRD: The merger herein certified shall be effective at 5 p.m. on December 31,2000.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate this 26th day of December, 2000.

                                                     HeavenlyDoor.com, Inc.



                                        2
                                                     /S/ SALVATORE A. BUCCI
                                                     Salvatore A. Bucci
                                                     Executive Vice President
                                                     and Chief Financial Officer